UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

LECROY CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

FREQUENTLY ASKED QUESTIONS SENT VIA EMAIL TO EMPLOYEES

FREQUENTLY ASKED QUESTIONS

STRATEGY

Why are you selling LeCroy?

As the leaders of a public company, it is our fiduciary responsibility to make decisions that are expected to drive maximum shareholder value, while keeping in mind the best interests of our employees and customers. After meeting with the management team of Teledyne, we believe that this arrangement enables us to achieve our strategic growth objectives while providing the greatest opportunities for shareholders, employees and customers.

Why did you decide to sell to Teledyne?

Teledyne’s offer provides a significant premium to shareholders; Teledyne has excellent technology that can serve as a springboard for future LeCroy product development; we have the opportunity to continue on our strategic path; and the transaction offers substantial opportunity for LeCroy’s employees and customers.

Why did you decide to do the deal now?

You can never really control or predict the timing of these transactions. LeCroy has been performing at a strong level, which has not been reflected in our market value and Teledyne’s strategic interest offered very attractive value to our shareholders and opportunities for our employees, customers and partners.

Will being part of a larger organization change our strategy and direction?

No. In many ways it will accelerate our development efforts by allowing us to get closer to key customers while leveraging the financial resources to increase our investment in critical product areas.

TRANSACTION DETAILS

What are the terms of the transaction?

Teledyne is acquiring LeCroy for $14.30 per share in cash, which equates to a total purchase price of approximately $291M net of cash plus LeCroy debt to be assumed. Teledyne will be financing the transaction from existing cash balances and available credit facilities. There is no financing contingency to the closing of the transaction.

When will the deal be finalized?

As in all transactions, time is required between the announcement of the deal signing and the deal closure. Antitrust approval in the U.S. is a condition to the transaction. And, of course, LeCroy stockholders must approve the acquisition. We expect the transaction to close within the next 60 to 90 days, which should bring us into our first quarter of fiscal 2013.

What kind of regular communication can employees expect as the transition occurs?

Teledyne and LeCroy pride themselves on communicating with employees and understand that frequent interaction is important as we move through the transition period to the deal close and beyond. Information will be posted and updated throughout this process on the employee intranet. And, as always, we ask that you continue to reach out to your direct supervisor as we interact with them regularly as well.

ORGANIZATIONAL

How many jobs can we expect to be affected at LeCroy?

The fundamental premise of the combination is not predicated on cost synergies. LeCroy will continue to operate as a relatively autonomous entity, which is consistent with the way Teledyne has integrated many previous acquisitions. Of course, there will be some elimination of independent public company costs such as the board of directors.

Will my title, salary, and/or manager change as a result of the merger?

Titles, salaries, and managers are not expected to change as a result of the merger.

Will there be any changes to the leadership of the Company?

LeCroy’s executive management team is excited by this opportunity and will be remaining with the company. The two management teams have spent considerable time in developing this transaction and look forward to working together. LeCroy CEO Tom Reslewic will continue as President and CEO of LeCroy and will report directly to Teledyne’s CEO, Robert Mehrabian.

Do you anticipate losing any customer accounts?

No. We will be running the company as a relatively autonomous business unit of Teledyne and see no reason why our customer relationships would change. We fully expect this news to be positively received as we increase our scale and reaffirm our commitment to continuing to innovate and produce market-leading products.

Will being part of Teledyne change our corporate culture materially?

No, LeCroy will function as a relatively autonomous business unit of Teledyne with the same values we currently stand for.

Are you anticipating any office closures or relocations?

We expect to keep all current locations in operation. LeCroy employees will stay at their location and will not be required to move.

BENEFITS/COMPENSATION

Will the combined company offer the same employee benefits we are currently receiving?

A review of our employee benefits will occur with the continued intent to offer our employees as an attractive and affordable benefits package as we can. The employee 401(k) plan will be moved to Teledyne’s program, which is an attractive alternative managed by Fidelity compared with LeCroy’s current Fidelity plan.

How will this affect my stock incentives? What about my bonus — will I get it?

The merger agreement provides that all outstanding options, restricted stock and SARs will immediately vest and be cashed out at the purchase price. LeCroy bonus programs for eligible employees will continue and sales incentive plans will be unaffected. Bonus plans, employee eligibility and bonus criteria have always been subject to review and this practice will continue.

Cautionary Note Regarding Forward-Looking Statements

Statements in this document regarding the proposed transaction between LeCroy Corporation , a Delaware corporation (the “Company”), and Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Teledyne or the Company’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended July 2, 2011 and the Company’s Quarterly Reports on Form 10-Q for the periods ending October 1, 2011, December 31, 2011 and March 31, 2012. Teledyne and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Teledyne, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, NY 10977, Attn: Investor Relations or by calling (845) 425-2000.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and Teledyne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended July 2, 2011, its proxy statement dated September 15, 2011, and its Current Report on Form 8-K filed September 15, 2011, which are filed with the SEC. As of May 25, 2012, the Company’s directors and officers beneficially owned approximately 1,084,688 shares, or 6.4%, of the Company’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.